Exhibit 23.1
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            Consent of Independent Registered Public Accounting Firm


[Letterhead of Mantyla McRynolds LLC]



Re: Consent to be named in the S-8 Registration Statement of Arkona, Inc., a Delaware corporation (the "Registrant"), SEC File No. 0-24372, to be filed on or about January 21, 2005 covering the registration and issuance of 3,000,000 shares of common stock as part of the Arkona 2001 Stock Incentive Plan (Amended and Restated).

Ladies and Gentlemen:

We consent (i) to the incorporation by reference in the Registration Statement on Form S-8 filed by Arkona, Inc. ("Arkona"), pertaining to the Arkona, Inc. 2001 Stock Incentive Plan (Amended and Restated) of our report dated June 11, 2004 appearing in the Annual Report on Form 10-KSB for the year ended March 31, 2004 filed with the SEC on July 8, 2004, and (ii) to references to us under the heading "Experts" in any Prospectus which is a part of such Registration Statement


                                  /s/ Mantyla McReynolds
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                                  Mantyla McReynolds, a professional corporation
                                  Certified Independent Public Accountants


Salt Lake City, Utah
January 21, 2005